UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2015

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 East Kendall Street Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 299-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

AVEO Pharmaceuticals, Inc. (the “Company”) has an annual cash incentive program, which is designed to provide cash bonus awards to the Company’s employees, including the Company’s executive officers. On March 20, 2015, the compensation committee (the “Compensation Committee”) of the Board of Directors of the Company established the following corporate goals under the Company’s annual cash incentive award program for the year ending December 31, 2015, as set forth below:

Corporate Goals	Percentage of Portion of Annual Cash Incentive Award Attributable to Corporate Goals
Achievement of certain partnership and financial goals, including securing a partnership for tivozanib or AV-380 and completing a financing in order to extend cash runway	50%

Tivozanib • Advancing the Marketing Authorization Application filing • Finalizing registration and development and associated financing plan	25%

Ficlatuzumab • Meet patient enrollment goals for the FOCAL study	15%

General and Administrative • Evaluate and secure new facilities • Complete January 2015 restructuring	10%

Total	100%

For Michael Bailey, the Company’s president and chief executive officer, his annual cash incentive award target level is 50% of his annual base salary for 2015, as was disclosed in the Company’s Current Report on Form 8-K filed on January 7, 2015 with the Securities and Exchange Commission (“SEC”). The corporate goals set forth above account for 100% of the performance metrics against which his eligibility for an annual cash incentive award will be measured. For all other executive officers of the Company, the corporate goals account for 80% of the performance metrics against which the annual cash incentive award will be measured, and individual goals account for the other 20%.

Following completion of the fiscal year ending December 31, 2015, the Compensation Committee and the independent board members of the Company’s Board of Directors intend to evaluate the performance of the Company and each executive officer against such goals and will determine the annual cash incentive awards, if any, to be granted to the executive officers. The Compensation Committee has the authority to make discretionary adjustments to the annual cash incentive program, including the ability to make additional awards based on the Company’s executive officers’ performance and to modify the corporate and individual performance targets and to increase or decrease the level of awards that the Company’s executive officers receive in conjunction with their performance against the targets.

Additional information regarding the compensation of the Company’s executive officers will be included in the Company’s proxy statement to be filed with the SEC in connection with its 2015 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

Date: March 24, 2015

By:	/s/ Michael Bailey
Michael Bailey
President and Chief Executive Officer